SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made the 12th day of January, 2011, by and among THE ST. JOE COMPANY, a Florida corporation, ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C., a Delaware limited liability company, ST. JOE FINANCE COMPANY, a Florida corporation, the LENDERS listed on the signature pages hereof and BRANCH BANKING AND TRUST COMPANY, as Administrative Agent.

R E C I T A L S:

The Borrower, the Initial Guarantors, the Administrative Agent and the Lenders entered into a certain Credit Agreement dated as of September 19, 2008, as amended by a First Amendment to Credit Agreement dated October 30, 2008, a Second Amendment to Credit Agreement dated February 20, 2009, a Third Amendment to Credit Agreement dated May 1, 2009, a Fourth Amendment to Credit Agreement dated October 15, 2009 and a Fifth Amendment to Credit Agreement dated December 23, 2009 (referred to herein, as so amended, as the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The Borrower and the Guarantors have requested the Administrative Agent and the Lenders to (i) amend the definition of “Change in Control” within the Credit Agreement and (ii) delete Section 5.40 of the Credit Agreement. The Lenders, the Administrative Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Administrative Agent and the Lenders, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendment. The Credit Agreement is hereby amended as set forth in this Section 2.

SECTION 2.01. Amendment to Section 1.01. The definition of “Change in Control” set forth in Section 1.01 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Change in Control” means the occurrence after the Closing Date of any of the following: (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 25% or more of the outstanding shares of the Voting Stock of the Borrower; or (ii) as of any date a majority of the board of directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the board of directors of the Borrower of which a majority of such board consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the board of directors of the Borrower of which a majority of such board consisted of individuals described in clause (A) and individuals described in clause (B). Notwithstanding the foregoing, Fairholme Funds, Inc., a Maryland corporation, Fairholme Capital Management, L.L.C., a Delaware limited liability company, and each of their respective Affiliates and officers and directors (collectively, “Fairholme”) may collectively acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of up to 30% in the aggregate of the outstanding shares of the Voting Stock of the Borrower. For the purposes of share calculations for Fairholme within this definition, shares shall not constitute “Voting Stock” unless such shares are accorded voting rights in accordance with the laws of the jurisdiction of Borrower’s incorporation.

SECTION 2.02. Deletion of Section 5.40. Section 5.40 to the Credit Agreement is hereby deleted in its entirety.

SECTION 3. Reaffirmation. To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby (a) restates and renews each and every representation and warranty heretofore made by it under, or in connection with the execution and delivery of, the Credit Agreement and the other Loan Documents (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date), and (b) restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and in the Loan Documents.

SECTION 4. Consent by the Guarantors. The Guarantors consent to the foregoing amendments. Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents and (iv) hereby confirms and agrees that its guaranty under the Credit Agreement shall continue and remain in full force and effect after giving effect to this Amendment.

SECTION 5. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

(a) receipt by the Administrative Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

(b) the Administrative Agent shall have received resolutions from the Borrower and the Guarantors and other evidence as the Administrative Agent may reasonably request, respecting the authorization, execution and delivery of this Amendment;

(c) the fact that the representations and warranties of the Borrower and the Guarantors contained in Section 7 of this Amendment shall be true on and as of the date hereof; and

(d) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

SECTION 6. No Other Amendment. Except for the amendments set forth above and those contained in the First Amendment to Credit Agreement dated October 30, 2008 (“First Amendment”), the Second Amendment to Credit Agreement dated February 20, 2009 (“Second Amendment”), the Third Amendment to Credit Agreement dated May 1, 2009 (“Third Amendment”), the Fourth Amendment to Credit Agreement dated October 15, 2009 (“Fourth Amendment”) and the Fifth Amendment to Credit Agreement dated December 23, 2009 (“Fifth Amendment”), the text of the Credit Agreement shall remain unchanged and in full force and effect. On and after the Sixth Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Amendment. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and the Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and the Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

SECTION 7. Representations and Warranties. The Borrower and the Guarantors hereby represent and warrant to each of the Lenders as follows:

(a) No Default or Event of Default under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived by the Lenders on the date hereof.

(b) The Borrower and the Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and the Guarantors and constitutes the legal, valid and binding obligations of the Borrower and the Guarantors enforceable against them in accordance with its terms.

(d) The execution and delivery of this Amendment and the performance by the Borrower and the Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower, or any Guarantor that is a corporation, the articles of organization or operating agreement of any Guarantor that is a limited liability company, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which any Borrower, or any Guarantor is party or by which the assets or properties of the Borrower and the Guarantors are or may become bound.

SECTION 8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 9. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

SECTION 10. Effective Date. This Amendment shall be effective as of January 12, 2011 (“Sixth Amendment Effective Date”).

SECTION 11. Expenses. The Borrower and the Guarantors agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

SECTION 12. Further Assurances. The Borrower and the Guarantors agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

SECTION 13. Waiver of Claims or Defenses. The Borrower and the Guarantors represent that none of them has any set-offs, defenses, recoupments, offsets, counterclaims or other causes of action against the Administrative Agent or the Lenders relating to the Loan Documents and the indebtedness evidenced and secured thereby and agree that, if any such set-off, defense, counterclaim, recoupment or offset otherwise exists on the date of this Amendment, each such defense, counterclaim, recoupment, offset or cause of action is hereby waived and released forever.

SECTION 14. Release of Claims. For and in consideration of the obligations set forth herein and intending to be legally bound hereby, the Borrower and the Guarantors do remise, release and forever discharge the Administrative Agent and the Lenders, and their respective successors and assigns, of and from and all manner of actions, causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands of whatsoever nature, in law, in equity or in admiralty, direct or indirect, known or unknown, matured or not matured, including for contribution and/or indemnity, that the Borrower or any Guarantor ever had or now has, including, without limitation, those with respect to any and all matters alleged or which could have been alleged, with respect to the Loan Documents or the making or administration of any loans or advances up to and including the date of this Amendment. The general release hereby entered into and executed by Borrower and the Guarantors is intended by Borrower and the Guarantors to be final, complete and total as to all matters that have arisen or occurred up to and including the date of this Amendment.

SECTION 15. Loan Document. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

SECTION 16. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 17. Entire Agreement. This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto.

SECTION 18. Notices. All notices, requests and other communications to any party to the Loan Documents, as amended hereby, shall be given in accordance with the terms of Section 9.01 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

THE ST. JOE COMPANY

By: /s/ Wm. Britton Greene

Name: Wm. Britton Greene

Title: President and CEO

[CORPORATE SEAL]

ST. JOE TIMBERLAND COMPANY OF DELAWARE, L.L.C.

By: /s/ Wm. Britton Greene

Name:	Wm. Britton Greene
Title:	President and CEO
[CORPORATE SEAL]

ST. JOE FINANCE COMPANY

By: /s/ William S. McCalmont

Name: William S. McCalmont

Title: President

[CORPORATE SEAL]

BRANCH BANKING AND TRUST COMPANY,

as Administrative Agent and as a Lender

By: /s/ Matthew W. Rush (SEAL)
Name: Matthew W. Rush
Title: Senior Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS

By: /s/ J.T. Johnston Coe Name: J.T. Johnston Coe Title: Managing Director	(SEAL)
By: /s/ Joanna Sollman	(SEAL)

Name: Joanna Sollman

Title: Vice President